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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
CPC International Inc.:


We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 2-48849, 2-92248 and 33-49847) and on Forms S-3 (No. 33-30813,
33-28989, 33-40759, 33-52213 and 33-65171) of CPC International Inc. of our
report dated February 5, 1997, relating to the consolidated balance sheets of CPC International Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996 which report appears in the December 31, 1996 annual report on Form 10-K of CPC International Inc.



                                                  /S/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                       (KPMG Peat Marwick LLP)


New York, New York
March 18, 1997

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